securities purchase agreement

The undersigned investor (the “Investor”) hereby purchases the number of Units of GBS Enterprises Incorporated, a Nevada corporation (the “Company”), set forth above the Investor’s name on the Execution Page of this Securities Purchase Agreement for purchase price of $1.50 per Unit. Each Unit contains one share (the (“Share”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company and one warrant (the “Warrant”) to purchase one share (the “Warrant Share”) of Common Stock of the Company from the date of issuance until the third anniversary date such date for a purchase price of $1.50 per share. The Units are being sold to the Investor due to his status as an “Accredited Investor” (as defined in the Securities Act of 1933, as amended (the “Securities Act”) under the exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) promulgated under the Securities Act. The Shares, Warrants and Warrant Shares are sometimes collectively referred as the “Securities” in this Securities Purchase Agreement.

The undersigned acknowledges that the Securities not been registered under the Securities Act, or the securities laws of any state, that absent an exemption from registration contained in those laws, the issuance and sale of the Units and underlying Securities would require registration, and that the Company’s reliance upon such exemption is based upon the undersigned’s representations, warranties, and agreements contained in this Securities Purchase Agreement.

1.           The Investor represents, warrants, and agrees as follows:

(a)          The Investor is currently an “Accredited Investor,” as that term is defined by Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)          The Investor is aware that the purchase of the Units and underlying Securities is a speculative investment involving a high degree of risk and that there is no guarantee that the Investor will realize any gain from this investment, and that the Investor could lose the total amount of his investment.

(c)          The Investor represents that he is financially capable of sustaining the loss of his entire investment in the Units and underlying Securities.

(d)          The Investor understands that no federal or state agency or authority has made any finding or determination regarding the fairness of the Securities for investment, or any recommendation or endorsement of this offering.

(c)          The Investor is purchasing the Units and underlying Securities for its own account, with the intention of holding the Securities, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or other jurisdiction or unless an exemption from registration is available under those laws to the satisfaction of the Company and its counsel.

(d)          The Investor acknowledges that the Securities are deemed to be “restricted” under Rule 144 of the Securities Act and that the Shares and Warrants (and Warrant Shares, when delivered upon the exercise of the Warrants) will be deemed to be “restricted” under Rule 144 of the Securities Act and cannot be resold or transferred unless registered under the Securities Act pursuant to a registration statement declared effective by the Commission or pursuant to an exemption therefrom.

2.          The undersigned acknowledges and understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold harmless the Company and its officers, directors, partners, employees, agents, and attorneys from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in this Securities Purchase Agreement and any other related documents. Such indemnification shall be deemed to survive any purchase of the Securities and to include not only the specific liabilities, losses, damages or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liabilities, losses, damages or obligations shall have been reduced to judgment.

3.          Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

4.          The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Securities Purchase Agreement, together with any instruments executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore entered into between the parties with respect to the subject matter hereof are merged in this Securities Purchase Agreement and any such instrument, which alone fully and completely express their agreement.

5.          This Securities Purchase Agreement may not be changed, modified, extended, terminated or discharged orally, except by an agreement in writing, which is signed by all of the parties to this Securities Purchase Agreement.

6.          The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Securities Purchase Agreement and the intent and purposes hereof.

7.          If any provision or any portion of any provision of this Securities Purchase Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision not held invalid or unenforceable to any person or circumstance shall not be affected thereby.

8.          This Securities Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Securities Purchase Agreement may be by actual or facsimile signature.

9.          This Securities Purchase Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to conflicts of law principles and the undersigned hereby consents to the jurisdiction of the courts of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement.

Total Number of Units Purchased:	120,000
Purchase Price per Unit:	$1.50
Aggregate Purchase Price of Units:	$180,000

INVESTOR:

/s/ Joerg Ott
Date: April 16, 2012	Joerg Ott

COMPANY:

GBS ENTERPRISES INCORPORATED

/s/ Joerg Ott
Date: April 16, 2012	Joerg Ott
Chief Executive Officer

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